SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

     FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 26, 2004

Rexhall Industries, Inc .
(Exact name of registrant as specified in charter)

California	0-10067	95-4135907
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

46147 7th Street West, Lancaster California 93534

(Address of principalexecutive offices) (Zip Code)

Registrant's telephonenumber, including area code: (661) 726-0565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3--Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

     (a) On August 26, 2004, registrant received notice from The Nasdaq Stock Market that:

  Registrant's common stock has not maintained a minimum market value of publicly heldshares of $5,000,000 as required for continued inclusion by Nasdaq Marketplace Rule4450(a)(2);
  In accordance with Nasdaq Marketplace Rule 4450(e)(1), registrant will be provided 90calendar days, or until November 24, 2004, to regain compliance;
  If before November 24, 2004, the market value of registrant's publicly held shares ofcommon stock is $5,000,000 or greater for a minimum of 10 consecutive trading day(subject to the possibility that Nasdaq could require a longer period under certaincircumstances to ensure long term compliance), the Nasdaq staff will provide writtennotification that the registrant complies with Nasdaq Marketplace Rule 4450(a)(2); and
  If compliance with Nasdaq Marketplace Rule 4450(a)(2) cannot be demonstrated byNovember 24, 2004, the Nasdaq staff will provide written notification that registrant'ssecurities will be delisted, at which time, the registrant may appeal the Nasdaq staffdetermination to a Listing Qualifications Panel.

The registrant has not yet determined any action or response to take in response to the Nasdaq notice of August 26, 2004, but could, depending on the circumstances existing at the time, appeal a delisting determination (if received) and/or apply to transfer its common stock to the Nasdaq SmallCap Market.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexhall Industries, Inc.
(Registrant)

Date: August 30, 2004	By: /s/ William J. Rex

William J. Rex,
President and Chief Executive Officer